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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NASH-FINCH COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NASH FINCH COMPANY
7600 France Avenue South
Edina, Minnesota 55435

Notice of the Annual Meeting of Stockholders
Hotel Sofitel Minneapolis
5601 West 78th Street, Bloomington, Minnesota 55439
May 15, 2001

    The 2001 Annual Meeting of Stockholders of Nash Finch Company will be held on Tuesday, May 15, 2001, at 10:00 a.m., local time, at the address shown above for the following purposes:

  1.
  To elect four directors, three to serve for three-year terms and one to serve for a two-year term;

  2.
  To consider and act upon a proposal to amend the Nash Finch 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under this plan by 250,000 shares;

  3.
  To consider and act upon a proposal to increase the number of shares reserved for issuance under the Nash Finch 1997 Non-Employee Director Stock Compensation Plan by 100,000 shares; and

  4.
  To transact such other business as may properly come before the meeting.

    Only stockholders of record as shown on the books of the Company as of the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. Stockholders are entitled to one vote for each share held of record at that time.

    TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A POSTAGE PAID ENVELOPE HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.

By Order Of The Board of Directors

Norman R. Soland
Sr. Vice President, Secretary and General Counsel

Edina, Minnesota
April 6, 2001

NASH FINCH COMPANY
7600 France Avenue South
Edina, Minnesota 55435
(952) 832-0534

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2001

INTRODUCTION

    The Board of Directors of Nash Finch Company ("Nash Finch") solicits your proxy for use at the Annual Meeting of Stockholders to be held on May 15, 2001 (the "Annual Meeting"), and any adjournment or adjournments thereof. A proxy card is enclosed. Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in such proxy card. Any stockholder who executes and delivers the proxy card may revoke it at any time prior to its use by either (i) giving notice in writing to the Secretary of Nash Finch, (ii) filing a revoking instrument or a duly executed proxy card bearing a later date with the Secretary of Nash Finch, or (iii) attending the Annual Meeting and voting his or her stock in person. The execution by a stockholder of a later dated proxy will revoke all proxies previously executed by such stockholder. However, a stockholder who attends the Annual Meeting need not revoke his or her proxy card and vote in person unless he or she wishes to do so. This proxy statement is first being mailed to Nash Finch stockholders on or about April 6, 2001.

PURPOSES OF ANNUAL MEETING

    The following business will be conducted at the Annual Meeting:

  1.
  The election of four directors, three to serve for three-year terms and one to serve for a two-year term;

  2.
  To consider and act upon a proposal to amend the Nash Finch 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under this plan by 250,000 shares;

  3.
  To consider and act upon a proposal to increase the number of shares reserved for issuance under the Nash Finch 1997 Non-Employee Director Stock Compensation Plan by 100,000 shares; and

  4.
  Such other business as may properly come before the Annual Meeting.

OUTSTANDING SHARES; VOTING RIGHTS

    The close of business on Monday, March 26, 2001 has been fixed by the Board of Directors of Nash Finch as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On March 26, 2001, Nash Finch had outstanding 11,605,113 shares of common stock, par value $1.66 2/3 per share ("Common Stock"), each such share entitling the holder thereof to one vote in person or by proxy at the Annual Meeting. The holders of a majority of the total shares issued and outstanding (5,802,557 shares), whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The holders of shares of Common Stock do not have cumulative voting rights.

    Shares of Common Stock represented by properly executed proxies will be voted according to the choices specified, and where no choice is specified, such shares will be voted (i) FOR the election of the four director nominees named in this Proxy Statement, (ii) FOR the adoption of the amendment to the 1999 Employee Stock Purchase Plan, (iii) FOR the increase in the number of shares reserved for issuance under the 1997 Non-Employee Director Stock Compensation Plan and (iv) with respect to any other business which may properly come before the Annual Meeting or any adjournment or adjournments thereof, according to the best judgment of the proxies named on the enclosed proxy card.

    In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy reflects votes withheld from director nominees or an abstention (or is left blank) or reflects a "broker non-vote" on a particular matter (i.e., a proxy card returned by a broker on behalf of its beneficial owner customer that is not voted on that particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

    Stockholders may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Withheld shares will be treated as shares present and entitled to vote and will be counted as voted shares. In connection with the proposal to amend the 1999 Employee Stock Purchase Plan and the proposal to increase the number of shares reserved for issuance under the 1997 Non-Employee Director Stock Compensation Plan, stockholders may vote for or against these proposals, or abstain from voting on these proposals. Abstentions will be treated as shares present and entitled to vote but not cast in favor of the proposal, thus having the same effect as votes against the proposals. Broker non-votes, as to a particular matter, will be treated as shares not entitled to vote, and thus will not be counted as voted shares. The election of the directors, the approval of the amendment to the 1999 Employee Stock Purchase Plan and the approval of the increase in the number of shares reserved for issuance under the 1997 Non-Employee Director Stock Compensation Plan each require the affirmative vote of a majority of the total shares present and entitled to vote on each such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth in the following table is information pertaining to persons known to Nash Finch, as of March 23, 2001, to be the beneficial owners of more than five percent of the outstanding Common Stock on that date.

Name and Address of the Beneficial Owner	Amount		Percent of Class(a)
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	968,500	(b)	8.3%
Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC The address of the first three is: 777 Mariners Island Blvd. San Mateo, CA 94404, and the address of the last is: One Parker Plaza, 16th Floor, Fort Lee, NJ 07024	890,000	(c)	7.7%
Rutabaga Capital Management 2 Oliver Street, 2nd Floor Boston, MA 02109	716,100	(d)	6.2%
Benson Associates, LLC 111 S.W. Fifth Avenue, Suite 2130 Portland, OR 97204	701,100	(e)	6.0%

(a)
Based upon 11,605,113 shares of Common Stock outstanding on March 23, 2001.

(b)
Based upon a Schedule 13G dated February 2, 2001 reporting beneficial ownership as of December 31, 2000. Dimensional Fund Advisors, Inc. ("DFA") reported that it is an investment advisor to, and investment manager for, certain investment companies, trusts and accounts, and, in such role, possesses sole voting and/or investment power over the 968,500 shares held by such funds. All of the shares covered by the report are held by such funds, and DFA disclaims beneficial ownership of such securities. All of the shares covered by the report are owned by advisory clients of DFA, no one of which to the knowledge of DFA owns more than 5% of the class.

(c)
Based upon a Schedule 13G dated January 26, 2001 reporting beneficial ownership of Common Stock by such persons as of December 31, 2000. Franklin Resources, Inc. ("FRI") also reported that the filing was made in its capacity as a holding company of direct and indirect investment advisory subsidiaries. Such subsidiaries advise various open or closed-end investment companies or other managed accounts pursuant to advisory contracts. The advisory contracts grant to such subsidiaries all voting and investment power over the securities owned by the advisory clients, and as a result, such subsidiaries may be deemed as the beneficial owners of such shares. These clients have the right to receive dividends from and the proceeds of the sale of such securities. Franklin Advisory Services, LLC, a subsidiary of FRI, reports sole voting and investment power over all 890,000 shares.

(d)
Based upon a Schedule 13G dated February 28, 2001 reporting beneficial ownership as of December 31, 2000. Rutabaga Capital Management reported that it has sole voting and investment power over 716,100 shares.

(e)
Based upon a Schedule 13G dated February 9, 2001 reporting beneficial ownership as of December 31, 2000. Benson Associates, LLC ("Benson") reported that it has sole voting and investment power over 701,100 shares, and that persons other than Benson have the right to receive dividends from or the proceeds of the sale of these shares. Benson also reported that no such right to receive dividends or proceeds related to more than 5% of the class.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table summarizes, as of March 23, 2001 unless otherwise indicated, (a) the beneficial ownership of Common Stock by each director, nominee and executive officer named in the Summary Compensation Table below and (b) the beneficial ownership of Common Stock by current directors and executive officers as a group.

					Total Shares of Common Stock Beneficially Owned(a)(b)(c)
Name of Beneficial Owner	Number of Shares(a)		Number of Options(b)	Number of Share Units(c)	Amount		Percent of Class(d)
Carole F. Bitter	3,000	(e)	4,500	13,473	20,973	(e)	*
James L. Donald	0		0	157	157		*
Richard A. Fisher	5,669	(f)	4,500	6,047	16,216	(f)	*
Jerry L. Ford	8,000		4,000	4,400	16,400		*
Allister P. Graham	16,000		4,500	17,109	37,609		*
John H. Grunewald	7,000	(g)	4,500	13,938	25,438	(g)	*
Richard G. Lareau	24,061	(h)	4,000	0	28,061	(h)	*
Robert F. Nash	80,038	(i)	4,500	4,860	89,398	(i)	*
Jerome O. Rodysill	26,015	(j)	4,500	3,146	33,661	(j)	*
Laura Stein	300		0	0	300		*
John E. Stokely	6,254		2,500	0	8,754		*
William R. Voss	2,043		3,000	9,970	15,013		*
Ron Marshall	25,925	(k)	115,000	0	140,925	(k)	1.2%
Christopher A. Brown	10,000	(l)	36,000	0	46,000	(l)	*
Bruce A. Cross	10,779	(m)	20,000	0	30,779	(m)	*
Jerry L. Nelson	4,584	(n)	16,000	0	20,584	(n)	*
Norman R. Soland	16,220	(o)	17,516	0	33,736	(o)	*
All Directors and Executive Officers as a Group (22 persons)	257,484	(p)	278,016	73,100	608,600	(p)	5.2%

*
Less than 1%.

(a)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(b)
Represents or includes shares of Common Stock that may be acquired upon exercise of options within 60 days of March 23, 2001 by the persons and group identified in this table.

(c)
Share Units represent phantom shares of Common Stock payable in shares of Common Stock to non-employee directors upon termination of service on the Board under the 1997 Non-Employee Director Stock Compensation Plan.

(d)
Based upon 11,605,113 shares of Common Stock outstanding on March 23, 2001.

(e)
Includes 1,000 shares owned beneficially by a trust for the benefit of Dr. Bitter's husband.

(f)
Includes 4,000 shares held by a trust for the benefit of Mr. Fisher's wife for which Mr. Fisher is the trustee; and 500 shares owned beneficially by Mr. Fisher's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(g)
Includes 500 shares held by a trust for which Mr. Grunewald's wife serves as a trustee. As a result, Mr. Grunewald may be deemed to share voting and investment power for such shares, but he disclaims any beneficial interest in such shares.

(h)
Includes 5,000 shares owned beneficially by Mr. Lareau's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(i)
Includes 29,082 shares owned beneficially by Mr. Nash's wife as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest.

(j)
Includes 12,860 shares held by a trust for the benefit of Mr. Rodysill's wife, of which Mr. Rodysill is a co-trustee with his son and as to which he shares voting and investment power.

(k)
Includes 6,100 shares owned beneficially by Mr. Marshall's wife and children as to which he may be deemed to share voting and investment power, but as to which he disclaims any beneficial interest. Also includes 9,925 shares of restricted stock issued as part of Mr. Marshall's bonus for 2000, as to which shares he has sole voting power; investment power, however, will not vest until February 20, 2002.

(l)
Includes 5,000 shares that are owned beneficially by Mr. Brown and his wife jointly and as to which he shares voting and investment power. Also includes 5,000 shares of restricted stock issued as part of Mr. Brown's bonus for 2000, as to which shares he has sole voting power; investment power, however, will not vest until February 20, 2002.

(m)
Includes 2,779 shares of restricted stock issued as part of Mr. Cross' bonus for 2000, as to which shares he has sole voting power; investment power, however, will not vest until February 20, 2002.

(n)
Includes 3,584 shares of restricted stock issued as part of Mr. Nelson's bonus for 2000, as to which shares he has sole voting power; investment power, however, will not vest until February 20, 2002.

(o)
Includes 5,769 shares that are owned beneficially by Mr. Soland and his wife jointly and as to which he shares voting and investment power. Also includes 2,779 shares of restricted stock issued as part of Mr. Soland's bonus for 2000, as to which shares he has sole voting power; investment power, however, will not vest until February 20, 2002.

(p)
Includes 69,811 shares as to which voting and investment power are shared or may be deemed to be shared, and 30,279 shares of restricted stock issued as part of bonuses paid to executive officers for 2000, as to which shares such officers have sole voting power; investment power, however, will not vest until February 20, 2002.

ELECTION OF DIRECTORS

Nomination

    The Restated Certificate of Incorporation and Bylaws of Nash Finch provide that the Board of Directors shall consist of not less than nine nor more than seventeen members, as determined from time to time by the Board of Directors, divided into three classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year. The Board of Directors has determined that there will be eleven directors for the ensuing year.

    The terms of six current members of the Board of Directors will expire at the Annual Meeting. Richard G. Lareau and Jerome O. Rodysill, current directors of Nash Finch, will not stand for reelection. The terms of the remaining seven current members of the Board of Directors will expire as indicated below. The Board of Directors has nominated the four nominees listed below to serve as directors of Nash Finch, three of whom will serve for three-year terms expiring at the 2004 Annual Meeting of Stockholders and one of whom will serve for a two-year term expiring at the 2003 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. All of the nominees currently serve as directors and have served continuously from the dates indicated below.

    The affirmative vote of a majority of the total shares represented in person or by proxy and entitled to vote is required for the election of the four nominees. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of the four nominees named in the proxy card, unless otherwise directed by the stockholder. The Board of Directors recommends a vote FOR the election of each of the nominees. While the Board of Directors has no reason to believe that any of the persons named will not be available as a candidate, if such a situation arises, the proxy will be voted to elect such other persons as determined in the discretion of the proxies named on the enclosed proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Information About Directors and Nominees

    The following is biographical information, as of March 15, 2001, concerning the four nominees for election as directors of Nash Finch, and the other directors presently serving as directors of Nash Finch but not standing for election at the Annual Meeting.

Name	Age	Principal Occupation	Director Since
Nominee for two-year term expiring in 2003:
James L. Donald	47	Chairman of the Board, President, and Chief Executive Officer of Pathmark Stores, Inc.	2000
Nominees for three-year terms expiring in 2004:
Allister P. Graham	64	Retired Chairman and Chief Executive Officer of The Oshawa Group Limited	1992
Ron Marshall	46	President and Chief Executive Officer of Nash Finch	1998
Laura Stein	39	Senior Vice President and General Counsel of H. J. Heinz Company	2001

Directors not standing for election this year whose terms expire in 2002:
Carole F. Bitter	55	President and Chief Executive Officer of Harold Friedman, Inc.	1993
Richard A. Fisher	71	Retired Vice President—Finance and Treasurer of Network Systems Corporation	1984
John H. Grunewald	64	Retired Executive Vice President—Finance and Administration of Polaris Industries, Inc.	1992
William R. Voss	47	Managing Director—Lake Pacific Partners, LLC	1998
Directors not standing for election this year whose terms expire in 2003:
Jerry L. Ford	60	Independent business consultant	1997
Robert F. Nash	67	Retired Vice President and Treasurer of Nash Finch	1968
John E. Stokely	48	Independent business consultant. Former Chairman, President and Chief Executive Officer, Richfood Holdings, Inc.	1999

Other Information About Directors and Nominees

    Mr. Donald has served as the Chairman of the Board, President, and Chief Executive Officer of Pathmark Stores, Inc., a retail grocery store chain, since October 1996. On July 12, 2000, Pathmark Stores, Inc. filed a reorganization petition under Chapter 11 of the United States Bankruptcy Code pursuant to a prepackaged plan of reorganization. This reorganization plan was subsequently confirmed by the United States Bankruptcy Court for the District of Delaware and consummated on September 19, 2000, at which time Pathmark formally exited Chapter 11. He previously served as President of the Eastern Division of Safeway, Inc.

    Mr. Graham retired in September 1998 as the Chief Executive Officer of The Oshawa Group Limited, a food distributor in Canada, a position he held for more than five years. He retired in February 1999 as the Chairman and a director of The Oshawa Group Limited as a result of a change of control. Mr. Graham also serves as a director of Dylex Limited and Manulife Financial, each in Canada.

    Mr. Marshall was elected as President and Chief Executive Officer of Nash Finch as of June 1, 1998. Mr. Marshall previously served as Executive Vice President and Chief Financial Officer of Pathmark Stores, Inc., a retail grocery store chain, from September 1994 to May 1998.

    Ms. Stein's election as a director was effective as of March 1, 2001. She has served as Senior Vice President and General Counsel of H. J. Heinz Company, a global marketer and manufacturer of branded food products, since January 2000. She previously served in various positions in the Legal Services Department of The Clorox Company, a global manufacturer of branded household products, from May 1992 to December 1999, last holding the position of Assistant General Counsel—Regulatory Affairs.

    Dr. Bitter has served as the President and Chief Executive Officer of Harold Friedman, Inc., an operator of retail supermarkets, since 1976.

    Mr. Fisher retired in December 1992 as Vice President—Finance and Treasurer of Network Systems Corporation, a manufacturer of data communications systems.

    Mr. Grunewald retired in January 1997 as Executive Vice President, Finance and Administration of Polaris Industries, Inc., a manufacturer of recreational equipment, a position he had held since September 1993. Mr. Grunewald also serves as a director, and on the compensation committee, of Advantage Learning Systems, Inc.

    Mr. Voss has served as Managing Director of Lake Pacific Partners, LLC, a private equity investment firm, since January 2000. From June 1999 to December 1999, he was an independent business consultant. He previously served as Chairman of the Board, President and Chief Executive Officer of Natural Nutrition Group, Inc., a manufacturer of organic and natural food products, from August 1995 until May 1999. Mr. Voss also serves as a director of Interphase Corporation.

    Mr. Ford has been an independent business consultant since March 2000. Mr. Ford previously served as the Chief Development Officer of Jetways, Inc., a business aircraft management firm, from April 1, 1999 through March 2000; as a consultant to Jetways, Inc. from November 1, 1998 until March 31, 1999; and as Executive Vice President and Chief Operating Officer for Comdisco Network Services, a division of Comdisco, Inc., a computer network implementation and management firm, from June 30, 1994 until April 15, 1998. He also served in various management and officer positions with The Pillsbury Company and General Mills, Inc.

    Mr. Nash retired in January 1996 as Vice President and Treasurer of Nash Finch, a position he had held for more than five years.

    Mr. Stokely has been an independent business consultant since August 1999. Mr. Stokely previously served as Chairman of the Board, President and Chief Executive Officer of Richfood Holdings, Inc., a wholesale and retail food distributor, from 1998 to August 1999, after holding various senior executive positions at Richfood between 1991 and 1999, including President from 1995 until August 1999, and Chief Executive Officer from 1996 until August 1999. Mr. Stokely also serves as a director of Performance Food Group Company and SCP Pool Corporation, and serves on the audit and compensation committees of Performance Food Group Company.

Information About the Board of Directors and Its Committees

    The Board of Directors currently has four standing committees: the Audit Committee, the Corporate Governance Committee, the Compensation Committee and the Nominating Committee.

    The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to Nash Finch's financial reporting and controls, the internal audit function, the annual independent audit of Nash Finch's financial statements, and the legal compliance and ethics programs as established by management and the Board. The Audit Committee selects the independent public accountants, subject to approval of the Board of Directors, and reviews the scope and procedural plans of the audit. The current members of the Audit Committee are Carole F. Bitter, Richard A. Fisher, John H. Grunewald (Committee Chair), Robert F. Nash and John E. Stokely. The Audit Committee met four times during fiscal 2000.

    The Corporate Governance Committee (formerly the Board Governance Committee) implements and monitors the Board's governance guidelines and recommends to the Board any modifications to the guidelines which may be considered appropriate. The Corporate Governance Committee's duties and responsibilities include conducting an annual evaluation of overall Board performance and its governance processes; reviewing succession planning for critical, senior management positions, including the CEO position; and annually, assessing the effectiveness and recommending to the Board the election of the CEO. The Corporate Governance Committee is comprised of the Chairs of the other standing Board committees, and such other directors as may be appointed by the Board. The current members of the Corporate Governance Committee are Richard A. Fisher (Committee Chair), Jerry L. Ford, John H. Grunewald and William R. Voss. The Corporate Governance Committee met four times during fiscal 2000.

    The Compensation Committee determines salaries for corporate and operating officers other than the CEO, and bonuses for such officers, including the CEO; and with the Corporate Governance Committee, recommends to the Board of Directors the salary of the CEO. The Compensation Committee administers the 2000 Stock Incentive Plan; the 1994 Stock Incentive Plan (which was terminated May 9, 2000 as to future grants of incentive awards); the 1995 Director Stock Option Plan; the 1999 Employee Stock Purchase Plan; the Supplemental Executive Retirement Plan, including the annual selection of participants; and the Executive Incentive Bonus and Deferred Compensation Plan (which was terminated January 1, 2000 as to the selection of participants and allotment of compensation awards for 2000 and future years). The Compensation Committee also considers new executive compensation plans for recommendation to the Board of Directors and considers and recommends to the Board of Directors nominees for election as corporate and operating officers. The current members of the Compensation Committee are Jerry L. Ford (Committee Chair), Richard G. Lareau, Robert F. Nash, Jerome O. Rodysill and John E. Stokely. The Compensation Committee met five times during fiscal 2000.

    The Nominating Committee considers and recommends to the Board of Directors the size of the Board; nominees who meet the criteria for Board membership; nominees for appointment to standing Board committees as well as policies relating to the functions of such committees; and matters relating to director compensation. In addition, the Nominating Committee considers and establishes procedures for identifying and recruiting potential Board nominees. The Nominating Committee also administers the 1997 Non-Employee Director Stock Compensation Plan. The current members of the Nominating Committee are Carole F. Bitter, Richard G. Lareau, Jerome O. Rodysill and William R. Voss (Committee Chair). The Nominating Committee met three times during fiscal 2000. Stockholder recommendations for director nominees may be considered by the Nominating Committee, but there are no established procedures for submitting such recommendations to the Nominating Committee for consideration.

    During fiscal 2000, the Board of Directors held five regularly scheduled meetings. All of the directors attended 100% of the aggregate of the number of meetings of the Board of Directors and of all standing committees on which they served, during the periods that each served as a director and committee member, except that one director did not attend a committee meeting due to being out of the country.

Compensation of Directors

    Directors' Fees.  Directors who are not full-time employees of Nash Finch ("outside directors") receive compensation for serving as a director and are reimbursed for out-of-pocket traveling expenses incurred in attending Board and committee meetings.

    Each outside director is entitled to receive $1,500 for each Board meeting attended and $750 for each committee meeting attended. Each outside director is also entitled to receive a retainer of $1,833 per month ($22,000 annually) for serving as a director, a retainer of $125 per month for serving as a member of a committee of the Board, and a retainer of $125 per month for serving as a Chair of a committee of the Board. The Board Chair is also entitled to receive an additional monthly retainer equal to two times the monthly retainer paid to outside directors generally (i.e., $3,667 per month or $44,000 annually).

    1997 Non-Employee Director Stock Compensation Plan.  The 1997 Non-Employee Director Stock Compensation Plan provides outside directors with (i) fifty percent (50%) of their annual retainer either in shares of Common Stock or credits to a phantom stock account, and (ii) the opportunity to defer the remainder of their director compensation through credits to a phantom stock account or an interest bearing cash account. Amounts deferred to the phantom stock account are payable only in shares of Common Stock; amounts deferred to the cash account are payable in cash. In each case, the amounts deferred are payable upon termination of service as a director.

    1995 Director Stock Option Plan.  Effective May 9, 2000, the 1995 Director Stock Option Plan was amended to provide that each outside director receive an annual grant of an option to purchase 2,500 shares of Common Stock (the "Option"). The grant is made immediately following each annual meeting of stockholders of Nash Finch while the plan is in effect. The options become exercisable six months after the date of grant and have five-year terms. In the years 1995 through 1999, an option to purchase 500 shares of Common Stock was granted annually to outside directors. On May 9, 2000, each outside director was granted an Option.

    Outside directors are also eligible to participate in the 2000 Stock Incentive Plan. However, no awards have been granted to outside directors under this plan.

    A director who is a current employee of Nash Finch receives no additional compensation for serving as a director.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

    The following table sets forth the cash and non-cash compensation earned during the fiscal years ending December 30, 2000, January 1, 2000 and January 2, 1999 by the Chief Executive Officer and the four other most highly compensated executive officers of Nash Finch whose salary and bonus exceeded $100,000 for the fiscal year ended December 30, 2000 (the "named executive officers").

Summary Compensation Table

Long Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Restricted Stock Awards ($)(b)	Securities Underlying Options (#)(c)	All Other Compensation ($)
Ron Marshall President, Chief Executive Officer	2000 1999 1998	$582,533 498,629 297,259	$148,875 - -0- - -0-	$148,875 - -0- - -0-	75,000 - -0- 200,000	$120,421 46,780 257,769	(d) (e) (f)
Christopher A. Brown Executive Vice President, Merchandising	2000 1999 1998	307,807 69,041 - -0-	75,000 - -0- - -0-	75,000 - -0- - -0-	30,000 75,000 - -0-	285,460 89,769 - -0-	(g) (h)
Bruce A. Cross Sr. Vice President, Business Transformation	2000 1999 1998	229,561 204,630 65,205	41,685 - -0- - -0-	41,685 - -0- - -0-	25,000 - -0- 25,000	47,343 54,020 97,200	(i) (e) (j)
Jerry L. Nelson Executive Vice President, President—Food Distribution	2000 1999 1998	205,876 48,329 - -0-	53,789 - -0- - -0-	53,760 - -0- - -0-	60,000 5,000 0	63,011 22,838 - -0-	(k) (e)
Norman R. Soland Sr. Vice President, Secretary and General Counsel	2000 1999 1998	219,493 204,630 187,465	41,685 - -0- 31,824	41,685 - -0- - -0-	15,000 10,000 - -0-	48,235 4,634 4,635	(l) (m) (m)

(a)
Bonuses for services rendered have been included as compensation for the year earned, even though bonuses were actually paid in the following year. For fiscal 2000, bonuses were paid 50% in cash and 50% in restricted shares of Common Stock (the "Bonus Shares"). The amounts shown for 2000 reflect only the cash portion of the bonuses paid. For prior years, cash bonuses were paid.

(b)
On February 20, 2001, the issuance of the Bonus Shares was approved as part of the named executive officers' bonuses for fiscal 2000. The Bonus Shares were granted under the 2000 Stock Incentive Plan. The change of control provisions in the 2000 Stock Incentive Plan are described below under the heading "Change in Control Agreements." The value of the Bonus Shares was determined by multiplying the fair market value of Common Stock on the date of grant ($15.00) by the number of shares awarded. For compensation purposes, however, the fair market value of the Bonus Shares will be determined in 2002 when the restrictions expire. The number of Bonus Shares granted to the named executive officers are: Mr. Marshall—9,925 shares; Mr. Brown—5,000 shares; Mr. Cross and Mr. Soland each 2,779 shares; and Mr. Nelson—3,584. These shares vest over a one-year period, commencing February 20, 2001. Dividends are paid on the Bonus Shares if, and to the extent, dividends are paid on Common Stock generally.

(c)
Except for Mr. Marshall's grant in fiscal 1998, these amounts reflect the grant of options under either the 1994 Stock Incentive Plan or the 2000 Stock Incentive Plan.

(d)
Includes a credit of $116,027 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $4,394 to the Nash Finch Profit Sharing Plan.

(e)
Represents relocation reimbursement and related tax gross-up payments. All such payments referenced in this table were paid pursuant to offers of employment.

(f)
Includes relocation reimbursement and related tax gross-up payments of $57,769. Mr. Marshall additionally received a $200,000 bonus in 1999, for 1998, as a deferred incentive pursuant to his offer of employment.

(g)
Includes relocation reimbursement and related tax gross-up payments of $174,090. Mr. Brown additionally received a $50,000 bonus in 2000, for 1999, as a deferred incentive pursuant to his offer of employment, and a credit of $61,370 to Nash Finch's Supplemental Executive Retirement Plan.

(h)
Includes relocation reimbursement and related tax gross-up payments of $14,769. Upon joining Nash Finch in 1999, Mr. Brown also received a $75,000 incentive bonus pursuant to his offer of employment.

(i)
Includes a credit of $45,797 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $1,546 to the Nash Finch Profit Sharing Plan.

(j)
Includes relocation reimbursement and related tax gross-up payments of $37,200. Mr. Cross additionally received a $60,000 bonus in 1999, for 1998, as a deferred incentive pursuant to his offer of employment.

(k)
Includes relocation reimbursement and related tax gross-up payments of $2,200. Mr. Nelson additionally received, in 2000, a $20,000 incentive bonus pursuant to his offer of employment, and a credit of $40,811 to Nash Finch's Supplemental Executive Retirement Plan.

(l)
Includes a credit of $43,841 to Nash Finch's Supplemental Executive Retirement Plan, and a contribution of $4,394 to the Nash Finch Profit Sharing Plan.

(m)
These amounts reflect contributions made by Nash Finch to the Nash Finch Profit Sharing Plan.

Stock Option Grants and Exercises in Fiscal Year 2000

Option Grants During Fiscal 2000

    The following table summarizes the options granted to the named executive officers during fiscal 2000.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(a)
			% of Total Options Granted to Employees during Fiscal Year 2000
	Number of Securities Underlying Options
					Exercise Price ($/sh)	Expiration Date
Name							5% ($)	10% ($)
Ron Marshall	75,000	(b)	15.2%		$8.50	7/15/05	$176,250	$389,250
Christopher A. Brown	30,000	(b)	6.1%		8.50	7/15/05	70,500	155,700
Bruce A. Cross	25,000	(b)	5.1%		8.50	7/15/05	58,750	129,750
Jerry L. Nelson	10,000 50,000	(b) (c)	2.0 10.1	% %	8.50 12.125	7/15/05 10/30/05	23,500 167,750	51,900 370,250
Norman R. Soland	15,000	(b)	3.0%		8.50	7/15/05	35,250	77,850

(a)
Potential realizable value is calculated based on an assumption that the price of the Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied pursuant to Securities and Exchange Commission rules and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the continued employment of the named executive by Nash Finch. There can be no assurance that the amounts reflected in this table will be realized.

(b)
Reflects a grant of a stock option under the 2000 Stock Incentive Plan on July 16, 2000, at an exercise price equal to the fair market value of the Common Stock on that date. The option has a five-year term, and vests in 20% increments beginning six months after the date of grant and, thereafter, on each of the first four anniversaries of the date of grant.

(c)
Reflects a grant of a stock option to Mr. Nelson under the 2000 Stock Incentive Plan on October 31, 2000, at an exercise price equal to the fair market value of the Common Stock on that date. The option has a five-year term and the same vesting schedule described in note (b) above.

Option Exercise/Fiscal Year-End Option Values

    No stock options were exercised by the named executive officers during fiscal year 2000. The following table summarizes the number of their outstanding stock options at the end of the fiscal year and the value of such options for which the fair market value of the Common Stock on that date exceeded the exercise price.

	Number of Securities Underlying Unexercised Options at 12/30/00		Value of Unexercised In-the-Money Options at 12/30/00(a)
Name	Exercisable(#)	Unexercisable(#)	Exercisable($)	Unexercisable($)
Ron Marshall	100,000	175,000	$-0-	$242,250
Christopher A. Brown	30,000	75,000	134,400	298,500
Bruce A. Cross	15,000	35,000	-0-	80,750
Jerry L. Nelson	2,000	73,000	8,835	77,853
Norman R. Soland	13,014	27,010	8,680	61,470

(a)
Represents the difference between the fair market value of Common Stock on December 30, 2000 ($11.73) and the exercise price of the in-the-money options, before payment of applicable income taxes.

Supplemental Executive Retirement Plan

    Effective January 1, 2000, the Board of Directors adopted the Nash Finch Supplemental Executive Retirement Plan (the "SERP"). The SERP is an unfunded plan designed to provide retirement income to eligible participants to supplement amounts available from other sources. The plan is administered by the Compensation Committee of the Board of Directors, who select participants from among Nash Finch's management or highly compensated employees, including the named executive officers.

    Under the SERP, each selected participant who is actively employed by, or on an approved leave of absence from, Nash Finch or an affiliate on the last day of the calendar year will be credited with an amount equal to 20% of his or her base salary for that year. On the last day of each calendar quarter, the Compensation Committee will credit each participant's accounts with earnings on the average daily account balance equal to the quarterly equivalent of the average annual corporate bond yield for each month during the quarter, as reported by Moody's Investor's Service, Inc.

    Participants become fully vested in their SERP contribution account and the related earnings upon attaining age 65. Participants become fully vested in their SERP accounts upon death or disability during the term of their employment. In the event that a participant's employment terminates prior to any of the foregoing events, the degree of vesting will be determined on the basis of their years of participation in the SERP, ranging from 0% for less than five years' participation to full vesting for over ten years' participation. The entire balance of a participant's SERP accounts will be forfeited if the participant engages in competitive activity at any time during which the participant is employed by Nash Finch or an affiliate or is receiving distributions under the SERP.

    Distributions under the SERP commence upon the first month of the next calendar year following a participant's termination. Payments will be made in 120 monthly installments, determined in each case by dividing the participant's vested account balance by the number of remaining payments due. Prior to commencement of a participant's distributions, the Compensation Committee may elect to make the distribution in any alternative form, subject to certain conditions set forth in the SERP.

    The SERP became effective on January 1, 2000 and Nash Finch made contributions for the benefit of the named executive officers with respect to fiscal 2000 as shown in the Summary Compensation Table above.

Change in Control Agreements

    The Board of Directors has authorized Nash Finch to enter into change in control agreements with certain executive officers and key employees of Nash Finch and its subsidiaries. Pursuant to these agreements, certain payments and benefits would be provided to such employees in the event their employment is terminated under certain conditions, including a change in control of Nash Finch.

    If an employee is terminated by Nash Finch or a subsidiary within 24 months of a change in control (or, in limited circumstances, prior to such a change in control) other than by reason of death, disability, retirement or cause, or the employee terminates for good reason, Nash Finch will pay or cause to be paid to the employee a lump sum equal to the employee's highest monthly compensation (as defined in the employee's change in control agreement) multiplied by a number of months equal to either 12, 24 or 36 months and will maintain or cause to be maintained benefit plans (including health, life, dental and disability) for the employee and his or her dependents for 12, 24 or 36 months. Subject to certain limitations, the multiple referred to above is 36 months for Mr. Marshall, 24 months for Mr. Brown, Mr. Cross, Mr. Nelson and Mr. Soland, and 24 months or 12 months for all other designated employees.

    Except for options granted to Mr. Marshall in fiscal 1998, the options granted to the executive officers named in the Summary Compensation Table were granted under either the 1994 Stock Incentive Plan or the 2000 Stock Incentive Plan. Pursuant to the terms of each plan and the agreements evidencing such options, upon a change in control of Nash Finch, the Compensation Committee, in its sole discretion, may (a) accelerate the exercisability of options such that the options will be immediately exercisable upon the change in control, or (b) determine that the optionee will receive, as of the effective date of the change in control, cash in an amount equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options.

CERTAIN TRANSACTIONS

    In connection with the employment of Robert B. Dimond in September 2000, for the position of Senior Vice President and Chief Financial Officer, Nash Finch made a bridge loan to Mr. Dimond in the amount of $215,000. The purpose of the loan was to allow Mr. Dimond to purchase a new residence pending the sale of his former residence, at which time the loan will be repaid. The Note evidencing this loan will not bear interest unless Mr. Dimond's employment with Nash Finch terminates or he defaults on the terms of the Note.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Overview.  The Compensation Committee of the Board of Directors is responsible for developing and implementing executive compensation policies and programs that support Nash Finch's primary objective of long-term maximization of stockholder value. The Committee is comprised of directors who are not employees of Nash Finch.

    As part of the Committee's on-going efforts to ensure the program's continuing effectiveness in supporting the creation of stockholder value, a review was concluded in 1999 with the assistance of an outside executive compensation specialist. The review led to significant changes in Nash Finch's approach to executive compensation programs. Some of the changes were implemented effective for 1999, and others for 2000. Major themes for change included a focus on stock incentives and executive stock ownership, alignment of executive and stockholder interests, and simplifying and streamlining the program.

    Compensation Philosophy.  The key principles underlying Nash Finch's executive compensation program are as follows:

  •
  Place High Portion of Pay at Risk—Executive compensation is strongly linked to measured performance with a substantial portion of pay at risk. Salaries and other types of "fixed" compensation that do not vary with performance are de-emphasized.

  •
  Emphasize Stockholder Value Objective—As an incentive to create long-term value for stockholders, a substantial portion of executive compensation is tied to the value of Common Stock.

  •
  Align Executive and Stockholder Interests—In addition to at-risk pay and emphasis of stock-based compensation, minimum Common Stock ownership requirements have been established for senior executives. This further aligns the interests of stockholders and executives, thereby enhancing the potential for stockholder value creation.

  •
  Pay Competitively for Results—Nash Finch intends to provide executives with compensation opportunities competitive with those in companies, comparable in size and scope, with which it competes for people and customers, while supporting a high-performance culture by tying a substantial portion of compensation to results.

    To maintain a competitive total compensation program, comparisons are made with the practices at other companies which operate in a similar business environment and compete with Nash Finch for similar types of executives, with an emphasis on the wholesale and retail food distribution industry. These comparisons, by necessity, extend beyond the companies included in the peer group for the comparative performance graph shown below, given the number and size of companies included in the industry group.

    Components of Executive Compensation.  The principal components of executive compensation, as described below, are salaries, annual bonuses and long-term incentives.

    Salaries.  Salaries for executives are based on level of responsibility and experience, individual and corporate performance, and competitive compensation comparisons. The Compensation Committee, with the Corporate Governance Committee, recommends the salary for the CEO to the Board of Directors. The Compensation Committee determines the salaries for the other corporate and operating officers, including other executive officers, based on a review and evaluation of each such officer's performance as well as the CEO's recommendations. While salaries are reviewed annually, a longer adjustment cycle may be used in an effort to reinforce Nash Finch's philosophy of emphasizing at-risk compensation. In April 2000, the Board of Directors approved the recommendation of the Compensation and Corporate Governance Committees to increase Mr. Marshall's annual base salary rate to $625,000. For fiscal year 2000, Mr. Marshall received a salary of $582,533.

    Annual Bonuses.  Annual bonuses for executives are based upon performance against predetermined goals. Eligible executives are assigned a maximum bonus opportunity which ranges from 40%—120% of base salary. For executives whose maximum bonus opportunity is 65% or more (vice president level and above), one-half of an earned bonus is paid in restricted stock to reinforce the objective of stockholder value creation and alignment with stockholder interests. For those at the 40% level, one-fifth of an earned bonus is paid in restricted stock. Performance against each goal is measured after the end of the year, and the amount of the executive's bonus for that year is determined on the basis of such measured performance as a percentage of the maximum potential bonus. The performance goals for fiscal 2000 included one key financial objective and two operational objectives. Based on performance for fiscal 2000, the Compensation Committee approved bonus payments to eligible executives, including the CEO, totaling approximately 49.6% of the maximum bonus opportunity.

    For fiscal 2001, any bonuses earned by senior executives based on performance will again be partly paid in restricted stock in the same proportion as for fiscal 2000.

    Long-Term Incentives.  To attract and retain key executives, Nash Finch has a stock-based compensation program to align executive interests with those of stockholders and create long-term stockholder value. Incentives have included, or may include, stock options, phantom stock and restricted stock. Long-term incentive participation and award size is determined by the Compensation Committee based on position level, individual and company performance, and competitive practices. Any amounts executives actually realize under these awards depend on the market price of the Common Stock.

    Stock options are intended to align executives' interests with stockholders by giving them the opportunity to purchase shares of Common Stock. Stock options become valuable only if stock price appreciates after the award. Stock option awards were made in 2000 to 79 executives (including the CEO), six of whose awards were made in conjunction with their recruitment by Nash Finch. In each case, the price at which the options can be exercised equals 100% of the fair market value of the Common Stock on the date of grant. The options awarded to the 79 executives each vest in five equal installments, beginning either on the date of grant (in the case of options awarded under the 1994 Stock Incentive Plan prior to approval by stockholders of the 2000 Stock Incentive Plan on May 9, 2000) or six months after the date of grant (in the case of options awarded under the 2000 Stock Incentive Plan) and on the anniversary of the date of grant in each of the following four years. The options expire five years after the date of grant.

    Through 1999, executives selected by the Compensation Committee were eligible to receive awards of phantom stock units under the Executive Incentive Bonus and Deferred Compensation Plan (the "Deferred Compensation Plan"). These awards were payable in cash upon termination of employment, subject to total or partial forfeiture under certain circumstances, and were intended to retain key executives by providing supplemental retirement income while providing an additional long-term incentive to increase stockholder value during an executive's career with Nash Finch. For years after 1999, the Deferred Compensation Plan has been replaced by the SERP. Refer to "Executive Compensation and Certain Other Benefits—Supplemental Executive Retirement Plan" for a description of the key terms of the SERP.

    Stock Ownership Requirements.  A cornerstone of Nash Finch's compensation philosophy is aligning stockholder and executive interests through stock ownership. With this in mind, the Compensation Committee has established a policy regarding stock ownership by senior executives. For purposes of the policy, "stock ownership" includes Common Stock beneficially owned, including restricted stock, and the value of gains realizable upon exercise of stock options. The policy requires the executives to own a multiple of their base salary in shares of Common Stock within five years, including a minimum level of beneficial ownership. The required stock ownership multiple increases with level of responsibility and is set at five times salary (one times salary for beneficial ownership) for the CEO. In addition, executives are required to own an interim multiple of salary within three years. The Compensation Committee will continue to periodically review the requirements for appropriateness relative to external considerations, as well as current ownership levels relative to the requirements.

    Conclusion—The Compensation Committee believes these executive compensation policies and practices effectively serve the interest of stockholders and Nash Finch. The Committee will continue to monitor the effectiveness of the total compensation program in supporting the creation of long-term value for stockholders.

                      Jerry L. Ford
                      Richard G. Lareau
                      Robert F. Nash
                      Jerome O. Rodysill
                      John E. Stokely

                      Compensation Committee

Compliance with Federal Tax Legislation

    Section 162(m) of the IRC disallows a deduction for federal income tax purposes by public corporations for compensation paid in excess of $1,000,000 in any year to a "covered employee" except under certain circumstances, including the attainment of objective "performance based" goals. Compensation that is deferred until retirement does not count toward the $1,000,000 limit. "Covered employees" are deemed as the individuals who, at the end of the fiscal year, are the chief executive officer and the other four most highly compensated executive officers of a company.

    During fiscal year 2000, neither the Chief Executive Officer nor any other executive officer received compensation in excess of $1,000,000. The Compensation Committee intends to continue to monitor the executive compensation program with respect to Section 162(m) deductibility issues, but has not adopted a policy requiring that all compensation must be fully deductible.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of Nash Finch for the last five fiscal years with the cumulative total return over the same period of the S & P 500 Index, the S & P SmallCap 600 Index (in which Nash Finch is included) and a peer group of companies selected by Nash Finch (weighted according to the peer companies' market capitalization at the beginning of each fiscal year). The companies included in the Peer Group are Fleming Companies, Inc., Supervalu, Inc. and Spartan Stores, Inc. These companies were selected on the basis that, like Nash Finch, each is a full-line distributor of grocery products at wholesale and retail. The Compensation Committee has approved the selection of these companies. In 1999, the companies included in the Peer Group were Fleming Companies, Inc., Supervalu, Inc. and Richfood Holdings, Inc. A new Peer Group was selected for 2000 because Richfood Holdings, Inc. was acquired by Supervalu, Inc. in August 1999.

    The comparison assumes the investment of $100 in Common Stock, the S & P 500 Index, the S & P SmallCap 600 Index and the Peer Group at the end of fiscal 1995 and reinvestment of all dividends.

Source: Media General Financial Services

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

    The Audit Committee consists of the following members of Nash Finch's Board of Directors: Carole F. Bitter, Richard A. Fisher, John H. Grunewald, Robert F. Nash and John E. Stokely. Each of the members of the Audit Committee is independent as defined under the National Associations of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

    The primary function of the Audit Committee is to provide advice with respect to Nash Finch's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are: (1) serve as an independent and objective party to monitor Nash Finch's financial reporting process and internal control system; (2) review and appraise the audit efforts of Nash Finch's independent accountants and internal audit department; (3) evaluate Nash Finch's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

Review of Nash Finch's Audited Financial Statements for the Fiscal Year ended December 30, 2000

    The Audit Committee has reviewed and discussed the audited financial statements of Nash Finch for the fiscal year ended December 30, 2000 with Nash Finch's management. The Audit Committee has discussed with Ernst & Young LLP, Nash Finch's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm.

    Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that Nash Finch's audited financial statements be included in Nash Finch's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the SEC.

Audit and Other Fees

    During the fiscal year ended December 30, 2000, Ernst & Young LLP's audit fees were $227,000 and all other fees were $23,950, which fees were for audit-related services.

Carole F. Bitter
Richard A. Fisher
John H. Grunewald
Robert F. Nash
John E. Stokely
Audit Committee

PROPOSAL TO AMEND THE
NASH FINCH 1999 EMPLOYEE STOCK PURCHASE PLAN

Introduction

    On February 17, 1999, the Board of Directors adopted the 1999 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was approved by the stockholders on May 11, 1999. The Purchase Plan allows eligible employees of Nash Finch and its subsidiaries to purchase shares of Common Stock on favorable terms through payroll deductions.

    Under the Purchase Plan, Nash Finch conducts a series of offerings of its Common Stock, each continuing for a period of six months (the "Offering Period") and each beginning on January 1 and July 1 of each year, as the case may be (the "Offering Commencement Date"), and ending on the following June 30 and December 31, as the case may be (the "Offering Termination Date"). On each Offering Commencement Date, each eligible participating employee (the "Participant") in the Purchase Plan will be granted, by operation of the Purchase Plan, an option (a "Purchase Plan Option") to purchase as many full shares of Common Stock as can be purchased with payroll deductions authorized by the Participant and credited to the Participant's account during that Offering Period. The major features of the Purchase Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Purchase Plan, a copy of which may be obtained from Nash Finch.

    On October 31, 2000, the Board amended the Purchase Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan by 250,000 shares, from 200,000 shares to 450,000 shares, effective as of January 1, 2001, the Offering Commencement Date for the current Offering Period.

Reasons for Amendment

    The Board of Directors believes that Purchase Plan advances the interests of Nash Finch and its stockholders by allowing employees of Nash Finch and its subsidiaries the opportunity to acquire an ownership interest in Nash Finch through purchases under the Purchase Plan. The success of the Purchase Plan in this respect is evidenced by the fact that as of December 31, 2000 (the Offering Termination Date for the last complete Offering Period), Nash Finch had issued an aggregate of 188,965 shares of Common Stock under the Purchase Plan. The amendment to the Purchase Plan will allow its continued operation on terms deemed advisable by the Board of Directors and will serve to further advance this interest.

    Specifically, the increase in the number of shares of Common Stock reserved for issuance under the Purchase Plan from 200,000 shares to 450,000 shares is necessary to permit Nash Finch to continue the operation of the Purchase Plan. If this amendment to the Purchase Plan is approved by the stockholders at the Annual Meeting up to an additional 261,035 shares may be granted to Nash Finch employees following the Annual Meeting.

Summary of the Purchase Plan

    General.  Any employee (including any executive officer) of Nash Finch or any participating subsidiary, other than an employee whose customary employment is 20 hours or less per week or five months or less per calendar year, who has been continuously employed by Nash Finch or a subsidiary for at least three months prior to the Offering Commencement Date for an Offering Period will be eligible to participate in that Offering Period.

    The maximum number of shares of Common Stock available for issuance under the Purchase Plan, if the stockholders approve the amendment to the Purchase Plan, will be 450,000 shares. Any shares of Common Stock that are subject to a Purchase Plan Option that terminates unexercised will automatically become available again for issuance under the Purchase Plan. The number and type of securities subject to outstanding Purchase Plan Options and the exercise price of outstanding Purchase Plan Options will be appropriately adjusted by the Company in the event of any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange or other change in the corporate structure or shares of Nash Finch. If the total number of shares that would otherwise be issuable on any Offering Termination Date exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which Purchase Plan Options have been exercised or are then outstanding), Nash Finch will make a pro rata allocation of the shares remaining available for Purchase Plan Option grants in as uniform and equitable a manner as it deems appropriate.

    The Purchase Plan is administered by the Compensation Committee (the "Committee") of the Board. Members of the Committee are appointed from time to time by the Board, serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. The Committee has the authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Purchase Plan.

    Participation.  An eligible employee may become a Participant in the Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by Nash Finch and filing it with the Human Resources Department not later than the 15th day of the month immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate. Payroll deductions for a Participant will begin with the first payroll following the applicable Offering Commencement Date and will continue until the termination of the Purchase Plan, subject to withdrawal by the Participant at any time as described below. An otherwise eligible employee will not be granted a Purchase Plan Option under the Purchase Plan if, immediately after the grant, the Participant would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of Nash Finch or of any subsidiary. As of March 1, 2001, approximately 11,800 persons were eligible to participate in the Purchase Plan. Although eligible to participate, no executive officer of Nash Finch has purchased shares of Common Stock under the favorable terms offered by the Purchase Plan.

    Payroll Deductions.  By completing and filing a participation form, a Participant elects to have payroll deductions made from the Participant's total compensation on each payday during the Offering Period at a rate equal to a whole percentage from 1% to 15% of the total compensation that he or she would have received on the payday (or such other minimum or maximum percentages as the Committee may from time to time establish); provided, however, that no Participant's payroll deductions may be less than $10.00 per pay period. No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the rate of the Participant's payroll deductions under the Purchase Plan for subsequent Offering Periods by completing an amended participation form and filing it no later than the 15th day of the month immediately preceding the Offering Commencement Date of the Offering Period for which the increase or decrease is to become effective. A Participant may discontinue participation in the Purchase Plan at any time as described below.

    The funds accumulated through a Participant's payroll deductions under the Purchase Plan are credited to an account established under the Purchase Plan for the Participant. These funds are held by

Nash Finch as part of its general assets, usable for any corporate purpose, and Nash Finch is not obligated to keep these funds separate from its other corporate funds. Participants will not receive any interest from Nash Finch for the funds accumulated from their payroll deductions under the Purchase Plan and may not make any separate cash payment or contribution to such account.

    Purchase of Shares.  On each Offering Commencement Date, each Participant is granted, by operation of the Purchase Plan, a Purchase Plan Option to purchase as many full shares of Common Stock as he or she will be able to purchase with the payroll deductions credited to the Participant's account during the Offering Period plus the balance (if any) carried forward from the preceding Offering Period. Unless a Participant withdraws from the Purchase Plan as described below, the Participant's Purchase Plan Option will be exercised automatically on the Offering Termination Date for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in the Participant's account on the Offering Termination Date will purchase at the applicable price, determined in the manner described below. The number of shares of Common Stock that may be purchased under the Purchase Plan, however, will be limited as follows: (i) no Participant may purchase more than 5,000 shares of Common Stock under the Purchase Plan in any given Offering Period; and (ii) no Participant may be granted a Purchase Plan Option that permits such Participant's rights to purchase Common Stock under the Purchase Plan and any other "employee stock purchase plans" of Nash Finch and its subsidiaries to become exercisable at a rate that exceeds $25,000 of fair market value of such shares of Common Stock (determined at the time such Purchase Plan Option is granted) for each calendar year in which such Purchase Plan Option is outstanding at any time.

    The per share purchase price of the shares offered in a given Offering Period will be the lesser of 85% of the fair market value of one share of Common Stock on the Offering Commencement Date or the Offering Termination Date. For this purpose, the fair market value of the Common Stock will be the closing sale price of the Common Stock as reported by the Nasdaq National Market on the applicable date or, if no shares were traded on such day, as of the next preceding day on which there was such a trade. On January 1, 2001, the Offering Commencement Date for the current Offering Period, the fair market value for the Common Stock was $11.73 per share. On March 23, 2001, the last reported sale price of a share of Common Stock on the Nasdaq National Market was $17.50.

    Shares purchased in an Offering Period will be issued as soon as practicable after each Offering Termination Date. The Committee may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Purchase Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate. No Participant will have any interest in any shares of Common Stock subject to a Purchase Plan Option under the Purchase Plan until the Purchase Plan Option has been exercised.

    Non-Transferability of Purchase Plan Options.  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a Purchase Plan Option or to receive shares of Common Stock under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary as provided in the Purchase Plan). Any such attempt at assignment, transfer, pledge or other disposition will have no effect, except that Nash Finch may treat such act as an election to withdraw from the Purchase Plan, in which case the provisions described below will apply.

    Withdrawal and Termination of Employment.  A Participant may terminate participation in the Purchase Plan and withdraw all, but not less than all, of the payroll deductions credited to the Participant's account under the Purchase Plan prior to the Offering Termination Date of an Offering Period by giving written notice to Nash Finch no later than the 15th day of the last month of the Offering Period. The notice must state the Participant's desire to terminate involvement in the Purchase Plan, specify a termination date and request the withdrawal of all of the Participant's payroll deductions held under the Purchase Plan. All of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as soon as practicable after the termination date specified in the notice (or, if no date is specified, as soon as practicable after receipt of the notice of termination and withdrawal), the Purchase Plan Option for the Offering Period will automatically be canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made during the Offering Period or for any subsequent Offering Period unless a new participation form is filed. A Participant's withdrawal from an Offering Period will not have any effect upon the Participant's eligibility to participate in a succeeding Offering Period or in any similar plan that Nash Finch may adopt.

    Upon termination of a Participant's employment for any reason, including retirement, death or disability, the payroll deductions credited to such Participant's account will be returned as soon as practicable after the effective date of termination (or, in the case of the Participant's death, to the person or persons entitled to such funds according to the provisions described above under the section "Non-Transferability of Purchase Plan Options") and the Participant's Purchase Plan Option will automatically be canceled. A transfer of employment between Nash Finch and a subsidiary or between subsidiaries and absences or leaves approved by Nash Finch are not considered termination of employment under the Purchase Plan.

Federal Income Tax Consequences

    The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual participant who receives a Purchase Plan Option and does not address special rules that may be applicable to directors, officers and greater-than-10% stockholders of Nash Finch.

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. If the Purchase Plan so qualifies, the amount withheld from a Participant's compensation under the Purchase Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of a Purchase Plan Option or upon the issuance of any shares of Common Stock under the Purchase Plan.

    The federal income tax consequences of disposing of shares of Common Stock acquired under the Purchase Plan depend upon how long a Participant holds the shares. If a Participant disposes of shares acquired under the Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Commencement Date of the Offering Period in which the shares were acquired, an amount equal to the difference between the purchase price and the fair market value of the shares on the last day of the Offering Period will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. Such amount may be subject to wage withholding. The difference between the amount realized upon such disposition of the shares and their fair market value on the last day of the Offering Period will constitute capital gain or loss. Whether the gain (or loss) constitutes long-term or short-term capital gain (or loss) will depend upon the length of time the Participant held the stock prior to its disposition. Participants should consult their tax advisors to determine whether any specific gain (or loss) constitutes long-term or short-term capital gain (or loss).

    If a Participant disposes of any shares acquired under the Purchase Plan more than two years after the Offering Commencement Date of the Offering Period in which such shares were acquired (or if no disposition has occurred by the time of Participant's death) an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price, or (b) the excess of the fair market value of the shares on the Offering Commencement Date of the Offering Period in which the shares were acquired over the purchase price will be recognized as ordinary income and may be subject to wage withholding. With respect to a disposition of such shares, any remaining gain on such disposition will be taxed as long-term capital gain. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant's estate or the person receiving such shares by reason of the Participant's death may result in capital gain or loss.

    No income tax deduction ordinarily is allowed to Nash Finch with respect to the grant of any Purchase Plan Option, the issuance of any shares of Common Stock under the Purchase Plan or the disposition of any shares acquired under the Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Purchase Plan within two years after the Offering Commencement Date of the Offering Period in which the shares were acquired, Nash Finch will receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant, provided that Nash Finch complies with the applicable wage withholding requirements.

Board of Directors Recommendation

    The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment to the Purchase Plan.

PROPOSAL TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER THE NASH FINCH
1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

Introduction

    On February 11, 1997, the Board of Directors adopted the 1997 Non-Employee Director Stock Compensation Plan (the "Director Plan"). The Director Plan was approved by the stockholders on May 13, 1997. Only non-employee directors of Nash Finch ("Qualified Directors") are allowed to participate in the Director Plan.

    The purpose of the Director Plan is to provide Qualified Directors with (a) 50 percent of their annual retainer in the form of either direct issuances of Common Stock or credits to a phantom stock account (the "Share Account") established under the Director Plan (the "Retainer Deferrals") and (b) the opportunity to defer receipt of the remainder of their cash compensation for service as a director (the "Other Compensation Deferrals") through credits to either the Share Account or an interest-bearing account established under the Director Plan (the "Cash Account"). The major features of the Director Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Director Plan, a copy of which may be obtained from Nash Finch.

    On February 21, 2001, the Board approved an increase in the number of shares reserved for issuance under the Director Plan, subject to stockholder approval at the Annual Meeting, from 100,000 shares of Common Stock to 200,000 shares of Common Stock, effective as of February 21, 2001.

Reasons for Amendment

    The Board of Directors believes that the Director Plan more closely ties the interests of the Qualified Directors to the interests of the stockholders if at least a portion of the Qualified Directors' annual retainer is paid in the form of shares of Common Stock either currently as earned or on a deferred basis when a director leaves the Board. The success of the Director Plan in this respect is evidenced by the fact that as of January 1, 2001 Nash Finch had issued, or was obligated to issue for Share Accounts, an aggregate of 82,258 shares of Common Stock under the Director Plan. The increase in the number of shares reserved for issuance under the Director Plan will allow its continued operation on terms deemed advisable by the Board of Directors and will serve to further advance this interest.

    Specifically, the increase in the number of shares of Common Stock reserved for issuance under the Director Plan from 100,000 shares to 200,000 shares is necessary to permit Nash Finch to continue the operation of the Director Plan. If this increase in the number of shares reserved for issuance under the Director Plan is approved by the stockholders at the Annual Meeting up to an additional 117,742 shares may be granted to Nash Finch non-employee directors following the Annual Meeting.

Summary of the Purchase Plan

    Administration.  The Director Plan is administered by the Nominating Committee (the "Administrator"). The Administrator may delegate any portion of its duties to a named person, but it has not made such delegation.

    The Administrator has the discretionary power and authority to make, modify and rescind such rules, policies, practices or procedures (the "Plan Rules") as the Administrator determines to be necessary or advisable in connection with the administration of the Director Plan. The Administrator has the sole discretionary power and authority to make all determinations necessary for administration of the Director Plan, except as otherwise required by the Director Plan.

    Nash Finch reserves the right at any time to amend the Director Plan to any extent that it may deem advisable and to terminate the Director Plan. Upon the termination of the Director Plan, any benefits to which participants in the Director Plan (the "Participants") have become entitled prior to the effective date of the termination will continue to be paid in accordance with the provisions of the Director Plan.

    Retainer Deferrals.  Each Qualified Director may elect to defer all (but not less than all) of the Retainer Share Amount for such Qualified Director with respect to the calendar quarters in a calendar year, in which case the Share Account of such Qualified Director will be credited on a quarterly basis with Share Units. A "Share Unit" is defined as the equivalent of one share of Common Stock and the number of Share Units credited to a Share Account shall be determined by dividing the Retainer Share Amount for the applicable calendar quarter by the Market Price (as defined below) on the date the credit is made. The "Retainer Share Account" is determined by (a) taking an amount equal to 50 percent of the annual retainer payable to Qualified Directors for the applicable calendar quarter and (b) multiplying such amount by a fraction, the numerator of which is the number of days during such calendar quarter that the individual served as a Qualified Director and the denominator of which is the total number of days in such calendar quarter. The term "Market Price" is defined as the closing sale price of the Common Stock on a specified date or, if shares of Common Stock were not then traded, on the most recent prior date when such shares were traded, as reported on the Nasdaq National market.

    If a Qualified Director does not elect to defer such Retainer Share Amount in the manner described above, such Retainer Share Amount is paid to such Qualified Director in the form of shares of Common Stock. The number of shares issuable is determined in the same manner as the number of Share Units was determined for purposes of the Retainer Deferral.

    Other Compensation Deferrals.  Each Qualified Director may elect to defer into either the Cash Account or Share Account any of the remaining portion of his or her cash director compensation relating to his or her services during a calendar year.

    Earnings Credits.  A Participant's Cash Account is credited with interest, calculated on the basis of the balance in the Participant's Cash Account as of the last day of the immediately preceding calendar quarter, in an amount equal to the "applicable percentage" of the average daily balance of the Account for such immediately preceding calendar quarter. The applicable percentage for a given calendar quarter will be the quarterly equivalent of the average of the annual yield set forth for each month during such calendar quarter in the Moody's Bond Record, published by Moody's Investor's Service, Inc. (or any successor thereto) under the heading of "Moody's Corporate Bond Yield Averages—Av. Corp." or, if such yield is no longer available, a substantially similar average selected by the Administrator.

    A Participant's Share Account is credited with dividend equivalents, in the form of additional Share Units, based on the amount of dividends that would have been payable to the Participant if the number of Share Units credited to the Participant's Share Account on the record date for such dividend payment had then been shares of Common Stock.

    General Distribution Rules.  Distributions of a Participant's Cash Account and Share Account will be made or commence following the date on which the Participant ceases to be a member of the Board of Directors. Distributions to a Participant will be made in the form of a lump sum payment unless the Participant elects, on a properly completed form and in accordance with Plan Rules, to receive his or her distribution in the form of annual installment payments for a period of not more than 10 years. In the event of a Participant's death, distributions will be made in a lump sum payment whether or not payments have already commenced in the form of installments. Any distribution from a Participant's Cash Account will be made in cash only, and any distribution from a Participant's Share Account will be made in shares of Common Stock only.

    Special Distribution Rules.  In certain circumstances, special distribution rules will apply. In all circumstances, distributions from the Cash Account will be made in cash only, and distributions from the Share Account will be made in shares of Common Stock only.

    A distribution will be made to a Participant from his or her Share and Cash Accounts in the form of a lump sum payment if the Participant submits a written distribution request to the Administrator and the Administrator determines that the Participant has experienced an unanticipated emergency that is caused by an event beyond the Participant's control resulting in a severe financial hardship that cannot be satisfied through other means.

    If the balance in the Cash Account of a Participant who has ceased to be a member of the Board of Directors is less than $5,000, such balance will be distributed in a lump sum payment.

    A Participant may, at any time, elect an immediate lump sum distribution of his or her Share and Cash Accounts in an amount equal to 90 percent of the balance of such Accounts as of the date of the distribution, in which case the remaining balance of such Accounts will be forfeited.

    Source of Payment; Nature of Payment.  The Director Plan is unfunded for tax purposes. All benefits and costs under the Director Plan will be paid from Nash Finch's general assets, and the rights of Participants to receive benefits will be no greater than that of any unsecured general creditor of Nash Finch. Nash Finch may also establish a trust with an independent corporate trustee for the purpose of paying such benefits. Upon a Change in Control of Nash Finch (as defined below), Nash Finch is required to establish such a trust and to transfer to such trust an amount equal to 125% of the aggregate balance of all Participants' Accounts as of the end of the month preceding such Change in Control. The benefits payable under the Director Plan may not be sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process.

    For purposes of the Director Plan, a "Change in Control" is deemed to occur upon the following: (a) a merger involving Nash Finch where the pre-merger stockholders own 50% or more but not more than 80% of the surviving company's voting stock (unless approved by the Board of Directors) or less than 50% of the surviving company's voting stock (whether or not approved by the Board of Directors); (b) a transfer of substantially all of Nash Finch's assets or a liquidation of the company; (c) the acquisition by any person or group of 20% or more but not more than 50% of Nash Finch's voting stock (unless approved by the Board of Directors) or more than 50% of Nash Finch's voting stock (whether or not approved by the Board of Directors); (d) the "continuity" directors (the current directors and their future nominees) cease to constitute a majority of the Board of Directors; and (e) any other change in control that would be required by the Securities and Exchange Commission to be reported.

Federal Income Tax Consequences

    A Participant's election to make a Retainer Deferral or Other Compensation Deferral (collectively, a "Deferral") pursuant to the Director Plan will not be a taxable event for federal income tax purposes. Participants will generally not recognize taxable income until he or she receives distributions of cash or shares of Common Stock. A Participant will generally recognize capital gain or loss upon a subsequent taxable sale or disposition of any Common Stock received under the Director Plan. The capital gain or loss will be long-term capital gain or loss if the Qualified Director's holding period of the stock is longer than one year and will be short-term capital gain or loss if the stock was held for one year or less.

    In general, Nash Finch will be entitled to a compensation expense deduction for any amounts includable in the taxable income of a Participant as ordinary income, provided Nash Finch complies with any applicable withholding requirements.

Deferrals Under The Director Plan

    As of January 1, 2001, the Qualified Directors have made $780,130 of Deferrals under the Director Plan. If the increase in the number of shares reserved for issuance under the Director Plan is approved by the stockholders at the Annual meeting, and assuming that each Qualified Director who is a nominee is elected at the Annual Meeting and that all Qualified Directors make Retainer Deferrals, the amount of the Retainer Deferrals (at the current level of the annual retainer) for the Qualified Directors as a group for the 2001 calendar year is set forth in the table below. These amounts are expressed both in terms of the dollar amount of such Retainer Deferrals and the number of Share Units that would be credited as a result of such Retainer Deferrals.

New Plan Benefits

	Retainer Deferrals
Name and Position	Dollar Value ($)	Number of Share Units(1)(2)
Qualified Directors as a Group (10 persons)	$108,167	6,181

(1)
The number of Share Units in this column is based on the aggregate of the Retainer Share Amount ($11,000) for each Qualified Director. This amount is based on 50 percent of the annual retainer for calendar 2001. The Market Price used for this calculation was $17.50, the price on March 23, 2001. The actual number of Share Units will be based on the Market Price at the end of each calendar quarter.

(2)
If Retainer Deferral elections are not made, this number will reflect the number of shares of Common Stock to be issued to the Qualified Directors.

Board of Directors Recommendation

    The Board of Directors recommends that the stockholders vote FOR approval of the increase in the number of shares reserved for issuance under the Director Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the increase in the number of shares reserved for issuance under the Director Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Nash Finch's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of Common Stock to file with the SEC reports of initial ownership and reports of changes in ownership in Common Stock. Copies of such reports must also be furnished to Nash Finch, which offers assistance to its directors and executive officers in complying with Section 16(a), including preparing the reports and forwarding them to the SEC for filing.

    To Nash Finch's knowledge, based upon a review of the copies of reports furnished to Nash Finch and written representations, all filing requirements applicable to directors and executive officers were complied with during the fiscal year ended December 30, 2000.

INDEPENDENT AUDITORS

    On July 13, 2000, the Board of Directors approved the engagement of Ernst & Young LLP to serve as Nash Finch's independent certified public accountants to audit its financial statements for the fiscal year ended December 30, 2000. The Board of Directors, however, has not approved the engagement of an independent certified public accountant to audit Nash Finch's financial statements for the fiscal year ending December 29, 2001. The Board of Directors will address this matter after the management team of Nash Finch makes a recommendation to the Audit Committee.

    Nash Finch has requested and expects a representative of Ernst & Young LLP to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.

2002 STOCKHOLDER PROPOSALS

    Any proposal of a Nash Finch stockholder intended to be presented at the Annual Meeting of Stockholders in 2002 must be received by Nash Finch at its principal executive office not later than December 7, 2001, for inclusion in its proxy statement and form of proxy. A stockholder who wishes to make a proposal at the Annual Meeting in 2002 without including the proposal in Nash Finch's proxy statement must notify Nash Finch by February 20, 2002. If a stockholder fails to give notice by this date, then the persons named as proxies by Nash Finch for that Annual Meeting will have discretionary authority to vote on the proposal.

MISCELLANEOUS

    The Board of Directors is not aware of any other matters which may be presented to the stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, it is the intention of the persons named on the proxy card to vote such proxies in accordance with their best judgment on such matters.

    The cost of soliciting proxies will be borne by Nash Finch. Directors, officers and regular employees of Nash Finch may, without compensation other than their regular compensation, solicit proxies by mail, telephone, facsimile or other electronic transmission, or personal interview. Nash Finch may reimburse brokerage firms and others for their expense in forwarding proxy materials to the beneficial owners of Common Stock.

    All stockholders who do not expect to attend the Annual Meeting, are urged to execute and return the enclosed proxy card promptly.

By Order Of The Board of Directors

Norman R. Soland
Sr. Vice President, Secretary and General Counsel
April 6, 2001 Edina, Minnesota

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF NASH FINCH

Organization

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believe its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate perspective for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the board replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the

A-1

    Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors.

  •
  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, and acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

A-2

NASH FINCH COMPANY

Annual Meeting of
Stockholders on May 15, 2001

ANNUAL MEETING OF STOCKHOLDERS TUESDAY, MAY 15, 2001
NASH FINCH COMPANY

This Proxy is solicited by the Board of Directors for use at the
Annual Meeting on May 15, 2001

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint John H. Grunewald, Ron Marshall and Robert F. Nash, and each of them, with full power of substitution and revocation, to vote all shares of the Common Stock of Nash Finch Company held of record by you on March 26, 2001, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting to be held on May 15, 2001 at 10:00 A.M. at the Hotel Sofitel Minneapolis, 5601 West 78th Street, Bloomington, Minnesota, and any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse side for voting instructions.

- -Please detach here -

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors:	01 James L. Donald 02 Allister P. Graham	03 Ron Marshall 04 Laura Stein	/ /	Vote FOR all nominees	/ /	Vote WITHHELD from all nominees
(except as otherwise indicated)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to amend the Nash Finch 1999 Employee Stock Purchase Plan:	/ /	For	/ /	Against	/ /	Abstain
3.	Proposal to increase the number of shares reserved for issuance under the Nash Finch 1997 Non-Employee Director Stock Compensation Plan:	/ /	For	/ /	Against	/ /	Abstain
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR ITEMS 2 AND 3 AND FOR ALL NOMINEES NAMED IN ITEM 1.

Address Change? Mark Box / /	Date	2001
Indicate changes below:

Signature(s) in Box
Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, fiduciary, trustee or guardian, or as a custodian for a minor, please give full title as such. If a corporation, please sign the corporation name in full by a duly authorized officer of the signer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2001
INTRODUCTION
PURPOSES OF ANNUAL MEETING
OUTSTANDING SHARES; VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER BENEFITS
Option Grants During Fiscal 2000
CERTAIN TRANSACTIONS
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
PROPOSAL TO AMEND THE NASH FINCH 1999 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE NASH FINCH 1997 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
New Plan Benefits
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT AUDITORS
2002 STOCKHOLDER PROPOSALS
MISCELLANEOUS
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF NASH FINCH